Exhibit 10.95

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CO-ORDINATION AGREEMENT

(“Agreement”)

1.	Erasmus University Medical Center Rotterdam, whose registered office is at Dr Molewaterplein 40, 3015 GD Rotterdam, The Netherlands, acting exclusively for and on behalf of its Department of Pulmonology, hereinafter referred to as “Erasmus MC” lawfully represented by Prof. dr. J.G.J.V. Aerts in his function of Head of the Department of Pulmonology Medicine (“Erasmus MC”) and in the presence of Principal Investigator Prof. dr. C. H..J. van Eijck (the “Principal Investigator”);

2.	AIM ImmunoTech Inc., 2117 SW Highway 484 Ocala, Florida, 34473 United States (hereinafter referred to as: “AIM ImmunoTech”); and

3.	AstraZeneca BV, a company incorporated in The Netherlands under no. K.v.K. Den Haag 24234576 whose registered office is at Prinses Beatrixlaan 82, 2595 BM Den Haag, The Netherlands (hereinafter referred to as: “Astra Zeneca”).

The parties hereinafter individually referred to as “Party” and collectively as “Parties”.

This Agreement is effective as of the date of 23 DEC 2022

Whereas

●	AIM ImmunoTech is an immune-pharma company focused on the research and development of therapeutics to treat multiple types of cancer. AIM ImmunoTech’s flagship product is Rintatolimod.
●	AstraZeneca is a research-based pharmaceutical company whose main strategy consists of the development of new medicine in the field of Oncology, BioPharmaceuticals and Rare Disease.
●	Erasmus MC is planning to perform an investigator-initiated clinical study, entitled “Combining anti-PD-L1 immune checkpoint inhibitor durvalumab with TLR-3 agonist rintatolimod in patients with metastatic pancreatic ductal adenocarcinoma for therapy efficacy. DURIPANC Study”, in which it will use both Study Drugs provided by AIM ImmunoTech and AstraZeneca;
●	Parties collaborate with each other in order to work towards the completion of the Study;
●	Parties now wish to further record the terms and conditions relating to the collaboration between the Parties in this Agreement.

Now, the Parties hereby agree as follows:

1.	Definitions

	AIM ImmunoTech Study Drug	Vials of 80 ml containing 200 mg Rintatolimod;
	AstraZeneca Study Drug	Vials of Durvalumab in 50 mg/ml solution;
	AIM ImmunoTech Study Support Agreement	The agreement governing the conduct of the Study between AIM ImmunoTech and Erasmus MC in respect of supplying the Study Drug dated 24-11-2022;

	AstraZeneca External Sponsored Collaborative Clinical Research Agreement	The agreement governing the conduct of the Study between AstraZeneca and Erasmus MC in respect of the supplying the Study Drug dated 23 DEC 2022;

Study

The research project initiated by Erasmus MC, entitled: “Combining anti-PD-L1 immune checkpoint inhibitor durvalumab with TLR-3 agonist rintatolimod in patients with metastatic pancreatic ductal adenocarcinoma for therapy efficacy. DURIPANC Study”;

	Study Support Agreements	means the AIM ImmunoTech Study Support Agreement and the AstraZeneca External Sponsored Collaborative Clinical Research Agreement collectively.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.	Background and Order of Precedence

2.1.	All information or material and rights (including intellectual property rights) relating thereto, including at least patents, patent applications, provisional patent applications, trademarks, trademark applications, and trade secrets owned by or licensed to a Party prior to the effective date of this Agreement or developed or obtained independently from this Study shall be and remain the sole property of that Party.

2.2.	AIM ImmunoTech is the rightful owner of the patent(s) which form(s) the basis of the AIM ImmunoTech Study Drug.

2.3.	AstraZeneca is the rightful owner of the patent(s) which cover the AstraZeneca Study Drug.

2.4.	AstraZeneca shall own all rights and title in and to all inventions arising from the Study solely related to the AstraZeneca Study Drug, any modification or improvement thereto, any method of manufacture thereof, or any new use thereof (each an “AstraZeneca Study Drug Invention”). AIM ImmunoTech shall own all rights and title in and to all inventions arising from the Study solely related to the AIM ImmunoTech Study Drug, any modification or improvement thereto, any method of manufacture thereof, or any new use thereof (each an “AIM ImmunoTech Study Drug Invention”). AstraZeneca and AIM ImmunoTech shall jointly own all rights and title in and to all inventions arising from the course of the Study related to any combination of both the AstraZeneca Study Drug and the AIM ImmunoTech Study Drug, or the combined use thereof, (each, a “Combination Invention”). For the remaining inventions, which cannot be attributed to any Party, all parties involved will, in good faith, negotiate equitable distribution of the rights in the new invention (each, an “Other Invention”). Inventorship of Inventions conceived or reduced to practice in the course of performing the Study shall be determined by the application of U.S. patent laws.

2.5.	In the event of any conflict between the terms of the agreements to which the Parties are subject, the order of precedence shall be as follows:

-	Study Support Agreements;
-	This Agreement.

3.	Confidentiality

3.1.	The Parties acknowledge that confidentiality obligations exist between the respective Parties pursuant to the Study Support Agreements and if applicable non-disclosure agreements entered into between the Parties prior to the date of this Agreement. The Parties do not intend for any Confidential Information (defined below) to be shared pursuant to the terms of this Agreement. However, in the event any Confidential Information is shared pursuant to this Agreement which is not governed by any other agreement between any of the Parties, the following provisions of this clause 3 shall apply.

3.2.	All information in whatever form or mode of communication, which is disclosed by a Party (the “Disclosing Party”) to any other Party (the “Receiving Party”) in connection with the Study during its implementation and (i) which has been explicitly marked as “confidential” at the time of disclosure, or (ii) when disclosed orally has been identified as confidential at the time of disclosure and has been confirmed and designated in writing within 15 (fifteen) calendar days from oral disclosure at the latest as confidential information by the Disclosing Party or (iii) when the confidential or proprietary character is or should reasonably have been known to the Receiving Party is “Confidential Information”.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.3.	Notwithstanding the foregoing, Confidential Information of a Party shall not include information that the other Party can establish, with written documentation:

a.	to have been publicly known prior to disclosure of such information by the Disclosing Party to the Receiving Party;

b.	to have become publicly known, without the fault of the Receiving Party, subsequent to disclosure of such information by the Disclosing Party to the Receiving Party;

c.	to have been received by the Receiving Party at any time from a source, other than the Disclosing Party, rightfully having possession of and the right to disclose such information; without any obligation of confidentiality; or

d.	to have been otherwise known by the Receiving Party prior to disclosure of such information by the Disclosing Party to the Receiving Party without any obligation of confidentiality; or

e.	to have been independently developed by employees and/or agents of the Receiving Party, on its behalf, without access to or use of such information disclosed by the Disclosing Party to the Receiving Party.

3.4.	During the term of this Agreement, and for a period of five (5) years following the expiration or termination of this Agreement (subject always to the exclusions set out in clause 3.3 above), each Party shall maintain in confidence all Confidential Information disclosed by the other Parties, and agrees:

a.	not to use the Confidential Information for any other purpose except for which it was disclosed;

b.	not to disclose Confidential Information to any third party without the prior written consent by the Disclosing Party;

c.	to ensure that internal distribution of Confidential Information by a Receiving Party shall take place on a strict need-to-know basis; and

d.	to return to the Disclosing Party on demand all Confidential Information which has been supplied to or acquired by such Receiving Party including all copies thereof. If needed for the recording of on-going obligations, such Receiving Party may however keep a copy for archival purposes only.

3.5.	Each Receiving Party shall apply the same degree of care with regard to the Confidential Information disclosed under this Agreement as with its own confidential and/or proprietary information, but in no case less than reasonable care.

3.6.	If any Party is required to disclose Confidential Information in order to comply with applicable laws or regulations or with a court or administrative order, nothing herein shall restrict the Receiving Party from disclosing Confidential Information, but only to the extent of such order, law or regulation and it shall, to the extent it is lawfully able to do so, prior to any such disclosure (i) promptly notify the Disclosing Party, and (ii) comply with the Disclosing Party’s reasonable instructions to maximally protect the confidentiality of the information.

3.7.	Each Party shall promptly advise the other Parties in writing of any unauthorized disclosure, misappropriation or misuse by any person of Confidential Information as soon as practicable after it becomes aware of such unauthorized disclosure, misappropriation or misuse.

3.8.	After termination or expiration of the Agreement, each Receiving Party shall return to the Disclosing Party (or destroy, at the Disclosing Party’s option), all Confidential Information received under this Agreement, including any materials or documents containing Confidential Information in any form. The return or destruction of such Confidential Information shall not remove any obligations of confidence from the Receiving Party in respect of such Confidential Information.

4.	Collaboration principles

4.1.	This Agreement does not imply a joint venture or preferred partnership amongst the Parties, nor does this Agreement oblige Parties to do any follow-up research with each other.

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.2.	Parties remain free to collaborate with third parties, in any field.

4.3.	Upon request, each of the Parties shall disclose or provide to the requesting Party information which is necessary for the performance of the Study. Where such information is Confidential Information, the requesting Party shall only utilise such information in accordance with clause 3 above.

5.	Publicity and Disclosure

5.1.	Parties will not use each other’s name or logo, nor the name(s) of any employees of the other Party, in any publicity, advertising or news release, without the prior written consent of the other Party/ies concerned.

5.2.	From the date of this Agreement and for a period extending until two (2) years after the completion of the Study (as defined under the Study Support Agreements), before any news release or public statement, all Parties need to unanimously agree in writing on the content and details of such a public statement, for the avoidance if any doubt these public statements do no concern the Study Results, with each Party using reasonable endeavours to review drafts and provide comments and approvals promptly.

5.3.	Further Erasmus MC and AstraZeneca acknowledge that AIM ImmunoTech is a public company and that any agreements including this Agreement that are reached between Erasmus MC and AstraZeneca and AIM ImmunoTech will be considered material and as such AIM ImmunoTech will be filing reports in AIM ImmunoTech’s 8K, 10K and 10Qs that address AIM ImmunoTech contract relationships. This is an ongoing obligation that is required if the Parties are to engage in any business relationship. AIM ImmunoTech has attached a sample draft of such an 8K using this agreement as an example for Erasmus MC and Astra Zeneca information.

6.	Progress meetings

6.1.	Every 3-6 months, Erasmus MC, AIM ImmunoTech and AstraZeneca will schedule a meeting to discuss the progress of the combination study.

7.	Clinical Study Report

7.1.	If the Study is considered as successful by AIM ImmunoTech and AstraZeneca, a full manuscript could be drafted by Erasmus MC.

8.	Duration and termination

8.1.	This Agreement shall be effective on the date of execution of the last Study Support Agreement to be signed, and shall terminate automatically to the Party whose Study Support Agreement is terminated or expired.

9.	Governing law

9.1.	The validity and interpretation of this Agreement and the legal relation of the Parties to it shall in all respects solely and exclusively be governed by the laws of the Netherlands, without regard to its conflicts of laws rules. The Parties shall attempt to settle all disputes arising out of or in connection with the present Agreement in an amicable way. In the event that such attempt should fail, the matter shall be exclusively brought before the court of Rotterdam, the Netherlands (unless another Dutch court is exclusively competent according to Dutch law).

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

The Parties have caused this Agreement to be duly signed by the undersigned authorized representatives:

Erasmus MC

Signature:	/s/Prof. dr. J.G.J.V Aerts
Name:	Prof. dr. J.G.J.V. Aerts
Title:	Head of the Department of Pulmonology Medicine
Date:	January 5, 2023

Erasmus MC - As Read and Acknowledged

Signature:	/s/ Prof. dr. C.H.J van Eijck
Name:	Prof. dr. C. H..J. van Eijck
Title:	Principal Investigator
Date:	January 5, 2023

AIM ImmunoTech

Signature:	/s/Thomas K Equels
Name:	Thomas K. Equels
Title:	Chief Executive Officer
Date:	January 13, 2023

AstraZeneca BV

Signature:	/s/ [***]
Name:	[***]
Title:	Medical Director
Date:	January 5, 2023

Signature:	/s/ [***]
Name:	[***]
Title:	Country President
Date:	January 5, 2023